SECURITIES AND EXCHANGE COMMISSION

                    Washington, DC  20549


               __________________________________

                    AMENDMENT NO. 1 to
                         FORM 8-K

                         CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15 (d) OF THE
                SECURITIES EXCHANGE ACT OF 1934



          Date of Original Form 8-K Report:  March 16, 1998
                    Date of Amendment:  March 19, 1998

                    TRIGEN ENERGY CORPORATION


Delaware            1-13264                  13-3378939
---------------     -------------------      ------------------
State of            Commission File No.      IRS Employer ID
Incorporation

One Water Street
White Plains, NY                             10601
-----------------------                      -------------
Address of Principal                              Zip Code
Executive Offices

                    914-286-6600
                    -------------------
               Registrant's telephone number

Item 4.   Change in Registrant's Certifying Accountant

     On Tuesday, March 17, 1998, Trigen Energy Corporation (the
"Company") filed a Form 8-K Report, File No. 1-13264, in part to report on a change in the Company's Certifying Accountant.

     Attached hereto as Exhibit A is a copy of the letter to the Securities and Exchange Commission, dated March 17, 1998, which
KPMG Peat Marwick LLP has furnished to us for filing herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

                              TRIGEN ENERGY CORPORATION


Date: March 19, 1998          By:    /s/  Richard E. Kessel
                                  ----------------------------
                                   Richard E. Kessel,
                                   Executive Vice President

                                        EXIBIT A

(LOGO)
KPMG Peat Marwick LLP
Stamford Square       Telephone 203 356 9800 Telefax 203 967 3503
3001 Summer Street
Stamford, CT  06905

March 17, 1998



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

We were previously engaged as principal accountant to audit the consolidated financial statements of Trigen Energy Corporation and subsidiaries as of and for the year ended December 31, 1997. We expect to issue our audit report thereon by March 30, 1998. (Under the date of March 24, 1997, we reported on the consolidated financial statements of Trigen Energy Corporation and subsidiaries as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996). On March 16, 1998, we were notified that we would not be engaged to audit the consolidated financial statements of Trigen Energy Corporation and subsidiaries as of and for the year ended December 31, 1998. We have read Trigen Energy Corporation's statements included under Item 4 of its Form 8-K dated March 16, 1998, and we agree with such statements, except that we are not in a position to agree or disagree with Trigen Energy Corporation's stated reason for not engaging us to audit its financial statements as of and for the year ended December 31, 1998 or Trigen Energy Corporation's statement that the change was approved by the Audit committee.


Very truly yours,

/s/  KPMG Peat Marwick LLP